Exhibit 24

                       CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated John D. Rutherford to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and

Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Kenexa Corporation.  The authority of

John D. Rutherford under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Kenexa

Corporation, unless earlier revoked in writing.  The undersigned acknowledges that John D. Rutherford is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange

Act of 1934.

Date: June ___, 2005

PARTHENON INVESTORS, L.P.

By: Parthenon Investment Advisors, L.L.C., its General Partner

By: Parthenon Investment Partners, L.L.C., its Managing Member

By: /s/ John C. Rutherford

Name: John C. Rutherford

Title: Managing Member

PARTHENON INVESTMENT ADVISORS, L.L.C.

By: Parthenon Investment Partners, L.L.C., its Managing Member

By: /s/ John C. Rutherford

Name: John C. Rutherford

Title: Managing Member

PARTHENON INVESTMENT PARTNERS, L.L.C.

By: /s/ John C. Rutherford

Name: John C. Rutherford

Title: Managing Member

PCIP INVESTORS

By:  Parthenon Capital, LLC, its Managing Partner

By:  J&R Investment Management Company, LLC, its Managing Member

By: /s/ John C. Rutherford

Name: John C. Rutherford

Title: Managing Member

J&R INVESTMENT MANAGEMENT COMPANY, LLC

By: /s/ John C. Rutherford

Name: John C. Rutherford

Title: Managing Member

/s/Ernest K. Jacquet

Ernest K. Jacquet